UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act

BECTON, DICKINSON AND COMPANY
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

New Jersey	22-0760120
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Becton Drive
Franklin Lakes, New Jersey	07417-1880
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on which
to be so Registered	Each Class is to be Registered
1.401% Notes due 2023 3.02% Notes due 2025	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-224464

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered

The titles of the securities to be registered hereunder are “1.401% Notes due 2023” and “3.02% Notes due 2025.” For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Notes” and under the heading “Description of Debt Securities,” respectively, in Becton, Dickinson and Company’s (the “Company’s”) prospectus supplement relating to the Company’s 1.401% Notes due 2023, dated May 17, 2018 and the Company’s prospectus supplement relating to the Company’s 3.02% Notes due 2025, dated May 17, 2018, both of which were filed with the Securities and Exchange Commission  (the “Commission”) on May 21, 2018 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), supplementing the Company’s Prospectus, dated  April 26, 2018, forming a part of the Company’s Registration Statement on Form S-3 (No. 333-224464), filed with the Commission under the Securities Act, which is hereby incorporated herein by reference.

Item 2: Exhibits

Exhibit 4.1
Indenture, dated as of March 1, 1997, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (incorporated herein by reference to Exhibit 4(a) to the Company’s Current Report on Form 8-K filed on July 31, 1997).

Exhibit 4.2	Form of Note for 1.401% Notes due 2023 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 24, 2018).

Exhibit 4.3	Form of Note for 3.02% Notes due 2025 (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 24, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Becton, Dickinson and Company
(Registrant)

Dated: May 24, 2018	By:	/s/ Gary DeFazio
	Name:	Gary DeFazio
	Title:	Senior Vice President, Corporate Secretary and Associate General Counsel